Exhibit 99.1

                SIMTEK STRENGTHENS NEW LEADERSHIP TEAM APPOINTING
                     BRIAN ALLEMAN OF TATUM PARTNERS AS CFO

   Management's Mandate: Stimulate and Manage Growth, Build Shareholder Value,
         Improve Financial Management, and Seek New Niche Opportunities

COLORADO SPRINGS, Colo., June 10 -- Simtek Corporation (OTC Bulletin Board:
SRAM), a global provider of advanced nonvolatile semiconductor memory products, today announced the appointment of Brian P. Alleman as its new vice president and chief financial officer.

Mr. Alleman, 48, is a partner in the Denver office of Tatum CFO Partners, LLP ("Tatum"), a national firm of experienced Chief Financial Officers serving as full-time, part-time, interim, project, or on-staff professionals to provide financial solutions and CFO support to companies undertaking significant change. Alleman has over 25 years of experience in financial management, with 10 years of experience in leading international accounting firms. For 9 years prior to joining Tatum, Mr. Alleman served as Vice President and Chief Financial Officer with Centuri Corporation in Penrose, Colorado. Mr. Alleman will remain a partner in Tatum, which will allow Simtek access to a variety of professional resources provided by Tatum to its clients.

"I have watched Simtek for some time and I am intrigued with its technology and recently announced agreement with Cypress Semiconductor (NASDAQ: CY). I look forward to working with Harold Blomquist and the management team at Simtek, to increase revenue, bring the company to profitability, and increase shareholder value," Alleman said.

Harold Blomquist, Chairman and CEO stated, "The board is pleased to be able to attract a CFO of the caliber of Mr. Alleman. In his past capacities he assisted his clients in areas of cash and financial management, reporting and regulatory compliance, strategic planning, and managing and developing relationships with the broader financial community. I look forward to working with Brian as part of the Simtek leadership team."

About Simtek Corporation

Simtek Corporation designs and markets fast, re-programmable, nonvolatile semiconductor memory products, for use in a variety of systems such as High Performance Workstations, GPS Navigational Systems, Robotics, Copiers and Printers, Broadcast Equipment and many others. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability; expectations of the business environment in which Simtek operates; current and anticipated increased demand for our products; the level and timing of orders that we receive and that we can deliver in a specified period; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the success of cost-reduction efforts; our timely introduction and the market acceptance of new technologies and products; maintaining or improving our level of product shipments; our ability to obtain any required financing in a timely manner; and factors not directly related to Simtek, such as competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence, and the changing needs of potential customers and the semiconductor industry in general; and current political conditions and negative trends in the global economy. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent Form 10-Q and Form 8-K filings.

Company Contact:

Brian Alleman   phone (719) 531-9444 or fax (719) 531-9481